Exhibit 99.1

SALEM COMMUNICATIONS ANNOUNCES THIRD QUARTER 2010 TOTAL REVENUE OF $51.4 MILLION

CAMARILLO, CA November 8, 2010 – Salem Communications Corporation (Nasdaq: SALM), a leading U.S. radio broadcaster, Internet content provider, and magazine and book publisher targeting audiences interested in Christian and family-themed content and conservative values, released its results for the three and nine months ended September 30, 2010.

Third Quarter 2010 Results

For the quarter ended September 30, 2010 compared to the quarter ended September 30, 2009:

Consolidated

•

Total revenue increased 4.4% to $51.4 million from $49.2 million;

•

Operating expenses decreased 21.0% to $43.2 million from $54.7 million;

•

Operating expenses excluding impairment of indefinite-lived intangible assets, cost of denied tower site and abandoned projects and loss on disposal of assets increased 6.7% to $43.2 million from $40.5 million;

•

Operating income from continued operations increased to $8.2 million from a loss of $5.5 million;

•

Net income increased to $0.3 million, or $0.01 net income per diluted share, from a loss of $4.6 million, or $0.19 net loss per share in the prior year;

•

EBITDA increased to $11.9 million from a loss of $0.2 million; and

•

Adjusted EBITDA decreased 2.1% to $12.3 million from $12.6 million.

Broadcast

•

Net broadcast revenue increased 2.7% to $43.5 million from $42.4 million;

•

Station operating income (“SOI”) increased 2.6% to $15.6 million from $15.2 million;

•

Same station net broadcast revenue increased 2.3% to $43.2 million from $42.2 million;

•

Same station SOI increased 2.0% to $15.6 million from $15.3 million; and

•

Same station SOI margin decreased to 36.0% from 36.1%.

Non-broadcast

•

Non-broadcast revenue increased 15.0% to $7.9 million from $6.9 million; and

•

Non-broadcast operating income decreased 29.3% to $0.5 million from $0.7 million.

Included in the results for the quarter ended September 30, 2010 are:

•

A $0.4 million non-cash compensation charge ($0.2 million, net of tax or $0.01 per share) related to the expensing of stock options consisting of:

o

$0.2 million non-cash compensation included in corporate expenses; and

o

$0.1 million non-cash compensation included in broadcast operating expenses.

Included in the results for the quarter ended September 30, 2009 are:

•

A $14.1 million impairment of indefinite-lived assets ($8.5 million, net of tax, or $0.35 per share) related to the impairment of radio broadcasting licenses and goodwill in our Dallas, Atlanta, Detroit, Portland and Cleveland markets;

•

A $0.8 million charge ($0.5 million, net of tax, or $0.04 per share) related to the change in fair value of our interest rate swaps;

•

A $1.6 million gain of bargain purchase ($1.0 million, net of tax, or $0.04 per diluted share) related to the purchase of WZAB-AM in Miami, Florida of $1.0 million; and

•

A $0.1 million non-cash compensation charge related to the expensing of stock options.

These results reflect the reclassification of the operations of our Milwaukee, Wisconsin radio stations to discontinued operations for the three months ended September 30, 2009 and the reclassification of WRFD-AM, Columbus, Ohio, into operations from discontinued operations.

Per share numbers are calculated based on 24,822,412 diluted weighted average shares for the quarter ended September 30, 2010, and 23,933,940 diluted weighted average shares for the quarter ended September 30, 2009.

Year to Date 2010 Results

For the nine months ended September 30, 2010 compared to the nine months ended September 30, 2009:

Consolidated

•

Total revenue increased 3.0% to $152.8 million from $148.4 million;

•

Operating expenses decreased 16.4% to $126.5 million from $151.4 million;

•

Operating expenses excluding impairment of indefinite-lived intangible assets, cost of denied tower site and abandoned projects and loss on disposal of assets increased 4.7% to $126.5 million from $120.8 million;

•

Operating income from continued operations increased to $26.4 million from a loss of $3.0 million;

•

Net income increased to $1.2 million, or $0.05 net income per diluted share, from a loss of $6.8 million, or $0.28 net loss per share in the prior year;

•

EBITDA increased to $36.2 million from $10.7 million; and

•

Adjusted EBITDA decreased 2.5% to $38.4 million from $39.3 million.

Broadcast

•

Net broadcast revenue increased 1.3% to $130.4 million from $128.7 million;

•

Station operating income (“SOI”) increased 1.4% to $47.5 million from $46.8 million;

•

Same station net broadcast revenue increased 1.1% to $129.7 million from $128.3 million;

•

Same station SOI increased 1.2% to $47.6 million from $47.0 million; and

•

Same station SOI margin increased to 36.7% from 36.6%.

Non-broadcast

•

Non-broadcast revenue increased 14.2% to $22.5 million from $19.7 million; and

•

Non-broadcast operating income decreased 14.6% to $1.9 million from $2.3 million.

Included in the results for the nine months ended September 30, 2010 are:

•

A $1.1 million loss ($0.6 million, net of tax, or $0.03 per share) on early redemption of long-term debt due to the repurchase of $17.5 million of our 9 5/8% senior secured second lien notes due in 2016; and

•

A $1.1 million non-cash compensation charge ($0.7 million, net of tax or $0.03 per share) related to the expensing of stock options consisting of:

o

$0.7 million non-cash compensation included in corporate expenses;

o

$0.3 million non-cash compensation included in broadcast operating expenses; and

o

$0.1 million non-cash compensation included in non-broadcast operating expenses.

Included in the results for the nine months ended September 30, 2009 are:

•

A $1.1 million charge ($0.7 million, net of tax, or $0.05 per share) related to the costs of a denied tower site relocation project for radio station KDOW-AM, San Francisco, California, which was rejected by the City of Hayward and an abandoned tower site relocation for KKLA-FM, Los Angeles, California;

•

A $27.8 million impairment of indefinite-lived assets ($16.7 million, net of tax, or $0.70 per share) consisting of a $26.6 million impairment of radio broadcasting licenses and goodwill in our Dallas, Atlanta, Detroit, Portland and Cleveland markets and a $1.2 million impairment of goodwill and mastheads in our non-broadcast segment;

•

A $1.7 million loss ($1.0 million, net of tax, or $0.04 per share) on disposal of assets primarily from the sale of radio station KPXI-FM in Tyler-Longview, Texas;

•

A $1.5 million benefit ($0.9 million, net of tax, or $0.06 per diluted share) related to the change in fair value of our interest rate swaps;

•

A $1.6 million gain of bargain purchase ($1.0 million, net of tax, or $0.04 per diluted share) related to the purchase of WZAB-AM in Miami, Florida of $1.0 million;

•

A $0.7 million gain ($0.4 million, net of tax, or $0.02 per diluted share) on early redemption of long-term debt due to the repurchase of $1.0 million of our 7 ¾% senior subordinated notes due in 2010; and

•

A $0.4 million non-cash compensation charge ($0.2 million, net of tax, or $0.01 per share) related to the expensing of stock options consisting of:

o

$0.2 million non-cash compensation included in corporate expenses; and

o

$0.1 million non-cash compensation included in broadcast operating expenses; and

o

$0.1 million non-cash compensation included in non-broadcast operating expenses.

These results reflect the reclassification of the operations of our Milwaukee, Wisconsin radio stations to discontinued operations for the nine months ended September 30, 2009 and the reclassification of WRFD-AM, Columbus, Ohio, into operations from discontinued operations.

Per share numbers are calculated based on 24,602,258 diluted weighted average shares for the nine months ended September 30, 2010, and 23,760,505 diluted weighted average shares for the nine months ended September 30, 2009.

Balance Sheet

As of September 30, 2010, the company had $282.5 million of 9 5/8% senior secured second lien notes outstanding and had $17.5 million drawn on its revolver.  The company was in compliance with the covenants of its credit facility and bond indenture.  The company’s bank leverage ratio was 5.69 versus a compliance covenant of 7.0.

Acquisitions and Divestitures

The following transactions were completed since July 1, 2010:

•

On September 28, 2010, we received approximately $1.0 million as compensation for loss of our property rights for our back up transmitter site for KSKY-AM under an Eminent Domain Petition from the Dallas Independent School District;

•

On September 1, 2010, we acquired Samaritan Fundraising, a web-based fundraising products company, for $0.6 million in cash plus $0.2 million contingent consideration payable in the future based on achieving established financial benchmarks; and

•

On August 3, 2010, we completed the acquisition of WWRC-AM in Washington DC for $3.1 million.

The following transactions are currently pending:

•

On November 1, 2010, we amended our Revolver to allow us to use borrowings under the Revolver, subject to the “Available Amount” as defined by the terms of the Credit Agreement, to redeem applicable portions of our 95/8% Senior Secured Second Lien Notes.  The calculation of the “Available Amount” also pertains to the payment of dividends when the leverage ration is above 5.0 to 1.  Additionally, we increased the total capacity of the Revolver from $30.0 million to $40.0 million;

•

On November 1, 2010, we launched a redemption of $12.5 million of our 95/8% Senior Secured Second Lien Notes at a price of 103.  We expect the redemption to close on December 1, 2010;

•

On October 15, 2010, we entered into an agreement to sell radio station KKMO-AM in Seattle, Washington for $2.7 million.  The sale is subject to the approval of the FCC and is expected to close in the first quarter of 2011;

•

On September 23, 2010, we entered into an agreement to sell radio station, WAMD-AM, Aberdeen, Maryland, for $1.  The sale is expected to close in the fourth quarter of 2010; and

•

On June 24, 2010, we entered into an agreement to sell radio station KXMX-AM, Los Angeles, California, for $12.0 million.  The sale is expected to close in the fourth quarter of 2010.

Conference Call Information

Salem will host a teleconference to discuss its results on November 8, 2010 at 2:00 p.m. Pacific Time. To access the teleconference, please dial (913) 312-1405, passcode 5465800 or listen via the investor relations portion of the company’s website, located at www.salem.cc.  A replay of the teleconference will be available through November 22, 2010 and can be heard by dialing (719) 457-0820, passcode 5465800 or on the investor relations portion on the company’s website, located at www.salem.cc.

Fourth Quarter 2010 Outlook

For the fourth quarter of 2010, Salem is projecting total revenue to increase 3% to 5% over fourth quarter 2009 total revenue of $50.8 million.  Salem is also projecting operating expenses before gain or loss on disposal of assets and impairments to increase 5% to 8% as compared to the fourth quarter of 2009 operating expenses of $40.1 million.

Salem Communications Corporation is the largest commercial U.S. radio broadcasting company that provides programming targeted at audiences interested in Christian and family-themed radio content, as measured by the number of stations and audience coverage.  Upon completion of all announced transactions, the company will own and/or operate a national portfolio of 93 radio stations in 36 markets, including 58 stations in 22 of the top 25 markets.  We also program the Family Talk ™ Christian-themed talk format on XM Radio, channel 170 and beginning November 30, 2010, on SIRIUS, Channel 161.

Salem also owns Salem Radio Network, a national radio network that syndicates talk, news and music programming to approximately 2,000 affiliated radio stations and Salem Media Representatives, a national media advertising sales firm with offices across the country.

In addition to its radio broadcast business, Salem owns a non-broadcast media division. Salem Web Network is a provider of online Christian and conservative-themed content and streaming and includes websites such as Christian faith focused Christianity.com, Christian living focused Crosswalk.com® , Online Bible Study at BibleStudyTools.com, and Christian radio ministries online at OnePlace.com.  Additionally Salem owns conservative news leader Townhall.com® and conservative political blog, HotAir.com providing conservative commentary, news and blogging.  Salem Publishing™ circulates Christian and conservative magazines such as Homecoming® The Magazine, YouthWorker Journal™,

The Singing News, FaithTalk Magazine, Preaching and Townhall Magazine™. Xulon Press™ is a provider of self publishing services targeting the Christian audience.

Company Contact:

Evan D. Masyr

Salem Communications

(805) 987-0400 ext. 1053

evanm@salem.cc

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Regulation G

Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”).  Station operating income is defined as net broadcast revenues minus broadcast operating expenses.  Non-broadcast operating income is defined as non-broadcast revenue minus non-broadcast operating expenses.  EBITDA is defined as net income before interest, taxes, change in fair value of interest rate swaps, depreciation and amortization.  Adjusted EBITDA is defined as EBITDA before discontinued operations (net of tax), impairment of indefinite-lived intangible assets, cost of denied tower site and abandoned projects, loss on the disposal of assets, gain on bargain purchase, gain or loss on early redemption of long-term debt and non-cash compensation expense.  In addition, Salem has provided supplemental information as an attachment to this press release, reconciling these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP.  The company believes these non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provide useful measures of the company’s operating performance.

Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are generally recognized by the broadcast industry as important measures of performance and are used by investors as well as analysts who report on the industry to provide meaningful comparisons between broadcast. Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are not a measure of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not a substitute for, or superior to, the company’s results of operations presented on a GAAP basis such as operating income and net income.  In addition, Salem’s definitions of station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

Salem Communications Corporation
Condensed Consolidated Statements of Operations
(in thousands, except share, per share data and margin data)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2010	2009	2010
	(Unaudited)
Net broadcast revenue	$42,368	$43,507	$128,708	$130,386
Non-broadcast revenue	6,856	7,883	19,667	22,452
Total revenue	49,224	51,390	148,375	152,838
Operating expenses:
Broadcast operating expenses	27,194	27,940	81,900	82,921
Non-broadcast operating expenses	6,163	7,393	17,400	20,516
Corporate expenses	3,440	4,154	10,054	12,140
Cost of denied tower site and abandoned projects	―	―	1,111	―
Impairment of indefinite-lived intangible assets	14,146	―	27,809	―
Depreciation and amortization	3,679	3,713	11,423	10,890
Loss on disposal of assets	54	18	1,670	13
Total operating expenses	54,676	43,218	151,367	126,480
Operating income (loss)	(5,452)	8,172	(2,992)	26,358
Other income (expense):
Interest income	91	48	238	142
Interest expense	(4,291)	(7,435)	(12,929)	(22,903)
Change in fair value of interest rate swaps	(842)	―	1,534	―
Gain on bargain purchase	1,634	―	1,634	―
Gain (loss) on early redemption of long-term debt	―	―	660	(1,050)
Other expense, net	(24)	13	(72)	(18)
Income (loss) from continuing operations before income taxes	(8,884)	798	(11,927)	2,529
Provision for (benefit from) income taxes	(4,253)	455	(5,155)	1,284
Income (loss) from continuing operations	(4,631)	343	(6,772)	1,245
Income (loss) from discontinued operations, net of tax	(5)	―	8	―
Net income (loss)	$(4,636)	$343	$(6,764)	$1,245

Basic income (loss) per share before discontinued operations	$(0.19)	$0.01	$(0.29)	$0.05
Income from discontinued operations, net of tax	―	―	―	―
Basic income (loss) per share after discontinued operations	$(0.19)	$0.01	$(0.28)	$0.05

Diluted income (loss) per share before discontinued operations	$(0.19)	$0.01	$(0.29)	$0.05
Income from discontinued operations, net of tax	―	―	―	―
Diluted income (loss) per share after discontinued operations	$(0.19)	$0.01	$(0.28)	$0.05

Basic weighted average shares outstanding	23,933,940	24,357,042	23,760,505	23,966,797
Diluted weighted average shares outstanding	23,933,940	24,822,412	23,760,505	24,602,258

Other Data:
Station operating income	$15,174	$15,567	$46,808	$47,465
Station operating margin	35.8%	35.8%	36.4%	36.4%

Salem Communications Corporation
Condensed Consolidated Balance Sheets
(in thousands)
	December 31,	September 30,
	2009	2010
		(Unaudited)

Assets
Cash	$8,945	$1,035
Restricted cash	100	100
Trade accounts receivable, net	27,289	28,014
Deferred income taxes	4,700	5,631
Other current assets	3,459	4,617
Property, plant and equipment, net	121,174	117,123
Intangible assets, net	397,801	404,730
Bond issue costs	7,078	6,659
Bank loan fees	1,515	1,203
Other assets	6,984	6,586
Total assets	$579,045	$575,698

Liabilities and Stockholders' equity
Current liabilities	20,373	26,951
Long-term debt and capital lease obligations	313,969	299,261
Deferred income taxes	38,973	40,882
Other liabilities	8,531	8,638
Stockholders' equity	197,199	199,966
Total liabilities and stockholders' equity	$579,045	$575,698

Salem Communications Corporation
Supplemental Information
(in thousands)		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2009	2010	2009	2010
		(Unaudited)
Capital expenditures
Acquisition related / income producing	$	―	$218	$295	$659
Maintenance		945	1,862	2,700	5,207
Total capital expenditures		$945	$2,080	$2,995	$5,866

Tax information
Cash tax expense		$38	$1	$318	$235
Deferred tax expense (benefit)		(4,291)	454	(5,473)	1,049
Provision for (benefit from) income taxes		$(4,253)	$455	$(5,155)	$1,284

Tax benefit of non-book amortization		$1,876	$2,616	$6,142	$7,863

Reconciliation of Same Station Net Broadcast Revenue to Total Net Broadcast Revenue

Net broadcast revenue - same station		$42,228	$43,204	$128,285	$129,682
Net broadcast revenue - acquisitions		―	145	6	235
Net broadcast revenue - dispositions		3	―	5	―
Net broadcast revenue - format changes		137	158	412	469
Total net broadcast revenue		$42,368	$43,507	$128,708	$130,386

Reconciliation of Same Station Broadcast Operating Expenses to Total Broadcast Operating Expenses

Broadcast operating expenses - same station		$26,977	$27,641	$81,307	$82,128
Broadcast operating expenses - acquisitions		(1)	113	―	250
Broadcast operating expenses - dispositions		35	16	56	16
Broadcast operating expenses - format changes		183	170	537	527
Total broadcast operating expenses		$27,194	$27,940	$81,900	$82,921

Reconciliation of Same Station Operating Income to Total Station Operating Income

Station operating income - same station		$15,251	$15,563	$46,978	$47,554
Station operating income - acquisitions		1	32	6	(15)
Station operating income - dispositions		(32)	(16)	(51)	(16)
Station operating income - format changes		(46)	(12)	(125)	(58)
Total station operating income		$15,174	$15,567	$46,808	$47,465

Salem Communications Corporation
Supplement Information
(in thousands)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2010	2009	2010
	(Unaudited)
Reconciliation of SOI and Non-Broadcast Operating Income to Operating Income (Loss)

Station operating income	$15,174	$15,567	$46,808	$47,465
Non-broadcast operating income	693	490	2,267	1,936
Less:
Corporate expenses	(3,440)	(4,154)	(10,054)	(12,140)
Cost of denied tower site and abandoned projects	―	―	(1,111)	―
Impairment of indefinite-lived intangible assets	(14,146)	―	(27,809)	―
Depreciation and amortization	(3,679)	(3,713)	(11,423)	(10,890)
Loss on disposal of assets	(54)	(18)	(1,670)	(13)
Operating income (loss)	$(5,452)	$8,172	$(2,992)	$26,358

Reconciliation of Adjusted EBITDA to EBITDA to Net Income (Loss)
Adjusted EBITDA	$12,552	$12,289	$39,328	$38,352
Less:
Stock-based compensation	(149)	(373)	(379)	(1,109)
Cost of denied tower site and abandoned projects	―	―	(1,111)	―
Gain on bargain purchase	1,634	―	1,634	―
Impairment of indefinite-lived intangible assets	(14,146)	―	(27,809)	―
Gain (loss) on early redemption of long-term debt	―	―	660	(1,050)
Discontinued operations, net of tax	(5)	―	8	―
Loss on disposal of assets	(54)	(18)	(1,670)	(13)
EBITDA	(168)	11,898	10,661	36,180
Plus:
Interest income	91	48	238	142
Less:
Depreciation and amortization	(3,679)	(3,713)	(11,423)	(10,890)
Interest expense	(4,291)	(7,435)	(12,929)	(22,903)
Change in fair value of interest rate swaps	(842)	―	1,534	―
Provision for (benefit from) income taxes	4,253	(455)	5,155	(1,284)
Net income (loss)	$(4,636)	$343	$(6,764)	$1,245

	Outstanding at	Applicable
	September 30, 2010	Interest Rate
Selected Debt and Swap Data
9 5/8% senior subordinated notes	$282,500	9.63%
Revolving credit facility	$17,500	3.76%